Exhibit 99.1

               Sourcefire(R) Announces 2007 Third Quarter Results

         Third Quarter 2007 Revenues Grow Over 36% from Year Ago Level;
                       Gross Margin Remains Strong at 77%

     COLUMBIA, Md.--(BUSINESS WIRE)--Nov. 6, 2007--Open source innovator and Snort(R) creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in network intrusion prevention, today announced financial results for its third fiscal quarter ended September 30, 2007.

     Commenting on the third quarter results, Wayne Jackson, Sourcefire's Chairman and CEO stated, "We are pleased with our sales execution this quarter, securing 34 six-figure transactions and 86 repeat customer purchases. Also this quarter, we introduced the latest version of the Sourcefire 3D(TM) System, released two new products, completed our acquisition of ClamAV, expanded into the Australian market and made great progress toward the release of our innovative 10 gigabit solution."

     Financial Highlights

     -- Total Revenues - Revenues for the third quarter of 2007 were $14.8 million, compared to $10.9 million in the third quarter of 2006, an increase of 36%. Revenues for the nine months ended September 30, 2007 were $36.5 million, compared to $28.9 million for the same period last year, an increase of 26%.

     -- Gross Profit - Gross profit for the third quarter of 2007 increased 36% to $11.3 million, or 77% of revenues, compared to $8.3 million, or 77% of revenues, in the third quarter of 2006. Gross profit for the nine months ended September 30, 2007 increased 29% to $28.4 million, or 78% of revenues, compared to $22.0 million, or 76% of revenues, for the same period last year.

     -- Net Income/Loss - On the basis of generally accepted accounting principles (GAAP), the Company's net loss for the third quarter of 2007 was $2.8 million, compared with net income of $0.2 million in the third quarter of 2006. GAAP net loss for the nine months ended September 30, 2007 was $6.4 million, compared with a GAAP net loss of $2.9 million for the same period last year. The GAAP net loss for the third quarter of 2007 and the nine months ended September 30, 2007 included a charge of $2.9 million for in-process research and development costs related to the acquisition of ClamAV, with no such charges in the same period in 2006. The GAAP earnings per share effect of this charge was $0.12 per share in the third quarter and $0.15 per share for the nine months ended September 30, 2007.

     -- Net Loss Attributable to Common Stockholders - GAAP net loss attributable to common stockholders, which includes the accretion of our preferred stock up until the time of our initial public offering, was approximately $2.8 million in the third quarter of 2007, or a loss of $0.12 per share, compared with GAAP net loss attributable to common stockholders of $0.9 million, or a loss of $0.27 per share, in the third quarter of 2006. GAAP net loss attributable to common stockholders for the nine months ended September 30, 2007 was $7.3 million, or a loss of $0.38 per share, compared with a GAAP net loss attributable to common stockholders of $5.6 million, or a loss of $1.67 per share, for the same period last year.

     -- Balance Sheet - As of September 30, 2007 total cash, cash equivalents and held to maturity investments totaled $103.3 million.

     Non-GAAP Measures

     In evaluating the operating performance of its business, Sourcefire's management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding expenses which we believe may not be indicative of the Company's core operating results. These items share one or more of the following characteristics: they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

     -- Adjusted Net Income/Loss - Adjusted net income, which excludes stock-based compensation expense, the charge for in-process research and development costs related to the acquisition of ClamAV and amortization of acquired intangibles, was $0.8 million, or $0.03 per share, in the third quarter of 2007, compared to an adjusted net income of $0.3 million, or $0.10 per share, in the third quarter of 2006. Adjusted net loss was $1.6 million, or a loss of $0.08 per share, in the nine months ended September 30, 2007, compared to an adjusted net loss of $2.6 million, or a loss of $0.78 per share, for the same period last year.

     Recent Company Highlights

     -- Acquired ClamAV - With nearly 1 million unique IP addresses downloading ClamAV malware updates daily across more than 120 mirrors in 38 countries, ClamAV is one of the most broadly adopted open source security projects worldwide. ClamAV is comparable in quality and coverage to leading commercial anti-virus solutions and was recently named a finalist in the "Best Tool or Utility for SysAdmins" at the Sourceforge.net 2007 Community Choice Awards.

     -- General Availability of Sourcefire 3D(TM) System 4.7 - announced the availability of the Sourcefire 3D(TM) System version 4.7 release, affording customers with the industry's first-ever Adaptive IPS. While traditional IPS vendors have subscribed to a "one size fits all" model, the 3D System 4.7 release sets Sourcefire apart, enabling customers to optimize the security and performance of their IPS systems based on the actual network assets they are protecting.

     -- General Availability of Sourcefire RUA(TM) - Real-time User Awareness links user identity to security and compliance events.

     -- General Availability of Sourcefire NetFlow Analysis - which extends the reach of Sourcefire's Network Behavior Analysis (NBA) solution to corners of the network where Sourcefire RNA(TM) (Real-time Network Awareness) Sensors do not exist.

     -- Increased International Footprint with Australian Expansion - announced that the company is expanding its presence in Australia as part of a strategy to support the growing international demand for the company's innovative security solutions.

     Full Year 2007 Outlook

     Based on information as of November 5, 2007, Sourcefire is reiterating its revenue guidance for the full year of 2007 in the range of $55 million to $58 million and providing adjusted net income per share guidance in the range of $0.04 to $0.13, for the fiscal year ending December 31, 2007. Basic net loss per share on a GAAP basis attributable to common stockholders is now expected to be in the range of $0.17 to $0.26, for the fiscal year ending December 31, 2007, which now includes the $2.9 million charge for in-process research and development costs related to the acquisition of ClamAV, or $0.14 per share on an annualized basis. These estimates exclude any other extraordinary items.

     Conference Call and Webcast

     On Tuesday, November 6, 2007 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:


Calling from the United States or Canada: 866-272-9941
Calling from other countries: 617-213-8895
Pass code: 72723188


     An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

     About Sourcefire

     Sourcefire, Inc. (Nasdaq:FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach - Discover, Determine, Defend - to securing real networks. The Sourcefire 3D(TM) System is the first to unify IPS, NBA, NAC and Vulnerability Assessment technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense - protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike - with more than 30 awards and accolades. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

     SOURCEFIRE(R), SNORT(R), the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD(TM), SOURCEFIRE DEFENSE CENTER(TM), SOURCEFIRE 3D(TM), RNA(TM), DAEMONLOGGER(TM) and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries.

     Cautionary Language Concerning Forward-Looking Statements

     The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the full year of 2007 and the fourth quarter of 2007 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.


                           Sourcefire, Inc.
          Consolidated Statements of Operations (Unaudited)
    (amounts in thousands, except share and per share information)

                      Three Months Ended         Nine Months Ended
                         September 30              September 30
                   ------------------------- -------------------------
                       2007         2006         2007         2006
Revenue:
   Products        $     9,403  $     6,927  $    21,103  $    18,390
   Technical
    support and
    professional
    services             5,403        3,940       15,418       10,544
                   ------------ ------------ ------------ ------------
      Total revenue     14,806       10,867       36,521       28,934
                   ------------ ------------ ------------ ------------
Cost of revenue:
   Products              2,665        1,813        5,809        4,931
   Technical
    support and
    professional
    services               800          725        2,277        2,016
                   ------------ ------------ ------------ ------------
      Total cost of
       revenue           3,465        2,538        8,086        6,947
                   ------------ ------------ ------------ ------------
Gross profit            11,341        8,329       28,435       21,987

Operating expenses:
   Research and
    development          2,895        2,082        8,076        6,334
   Sales and
    marketing            6,746        4,929       18,563       14,512
   General and
    administrative       2,540        1,103        7,288        3,587
   Depreciation and
    amortization           427          306        1,177          912
   In-process
    research and
    development          2,947            -        2,947            -
                   ------------ ------------ ------------ ------------
      Total
       operating
       expenses         15,555        8,420       38,051       25,345
                   ------------ ------------ ------------ ------------
Loss from
 operations             (4,214)         (91)      (9,616)      (3,358)
Other income
 (expense):
   Interest and
    investment
    income               1,417          294        3,351          447
   Interest expense          -          (20)         (35)         (61)
   Other income
    (expense)                3           22           (9)          56
                   ------------ ------------ ------------ ------------
Total other income
 (expense)               1,420          296        3,307          442
                   ------------ ------------ ------------ ------------
Income (loss)
 before income
 taxes                  (2,794)         205       (6,309)      (2,916)
Income tax expense         (50)           -         (120)
                   ------------ ------------ ------------ ------------
Net income (loss)       (2,844)         205       (6,429)      (2,916)
Accretion of
 preferred stock             -       (1,131)        (870)      (2,687)
                   ------------ ------------ ------------ ------------
Net loss
 attributable to
 common
 stockholders      $    (2,844) $      (926) $    (7,299) $    (5,603)
                   ============ ============ ============ ============

Net loss
 attributable to
 common
 stockholders per
 share:
   Basic and
    diluted        $     (0.12) $     (0.27) $     (0.38) $     (1.67)

Weighted average
 shares outstanding
 used in computing
 per share amounts:
   Basic and
    diluted         24,218,634    3,392,526   19,027,750    3,360,099

Note: Compensation cost under SFAS 123(R) for the three and nine months ended September 30, 2007 and 2006 is included in the consolidated

Statements of Operations as follows (in thousands):
(unaudited)
                      Three Months Ended         Nine Months Ended
                         September 30              September 30
                   ------------------------- -------------------------
                       2007         2006         2007         2006
   Cost of sales
    (product)      $        11  $         -  $        16  $         -
   Cost of sales
    (services)              38            -           50            -
                   ------------ ------------ ------------ ------------
      Stock-based
       compensation
       expense
       included in
       cost of
       sales                49            -           66            -

   Research and
    development             88           20          257           43
   Sales and
    marketing              300           55          755          119
   General and
    administrative         282           67          833          120
                   ------------ ------------ ------------ ------------
      Stock-based
       compensation
       included in
       operating
       expenses            670          142        1,845          282
                   ------------ ------------ ------------ ------------
   Total stock-
    based
    compensation   $       719  $       142  $     1,911  $       282
                   ============ ============ ============ ============


                           Sourcefire, Inc.
                     Consolidated Balance Sheets
       (amounts in thousands, except share and per share data)

                                            September 30  December 31
                                                2007          2006
                                            ------------  ------------
                                            (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                $    27,217   $    13,029
   Held to maturity investments                  70,204        12,385
   Accounts receivable, net allowance for
    doubtful accounts of $147 in 2007 and
    $166 in 2006                                 13,920        16,507
   Inventory                                      3,164         2,099
   Prepaid expenses and other current
    assets                                        2,981           919
                                            ------------  ------------
Total current assets                            117,486        44,939
Property and equipment, net                       3,848         2,546
Intangible assets, net                              624             -
Held-to-maturity investments, less current
 portion                                          5,916           908
Restricted cash                                   1,000             -
Other assets                                        329         1,559
                                            ------------  ------------
Total assets                                $   129,203   $    49,952
                                            ============  ============

Liabilities, convertible preferred stock
 and stockholders' equity (deficit)
Current liabilities:
   Accounts payable                               1,936         3,081
   Accrued compensation and related
    expenses                                      1,979         1,783
   Other accrued expenses                         1,170         1,312
   Current portion of deferred revenue           13,362        11,735
   Current portion of long-term debt                  -           675
   Other current liabilities                        721           501
                                            ------------  ------------
Total current liabilities                        19,168        19,087
Deferred revenue, less current portion            2,526         2,380
Long-term debt, less current portion                  -           637
Other long-term liabilities                          83             -
                                            ------------  ------------
Total liabilities                                21,777        22,104
Commitments and contingencies
Series A convertible preferred stock,
 $0.001 par value; 2,495,410 shares
 authorized at December 31, 2006, 2,475,410
 shares issued and outstanding at December
 31, 2006; aggregate liquidation preference
 of $14,093 at December 31, 2006, no shares
 authorized, issued or outstanding at
 September 30, 2007                                   -        10,308
Warrants to purchase Series A convertible
 preferred stock                                      -            25
Series B convertible preferred stock,
 $0.001 par value; 7,132,205 shares
 authorized, issued and outstanding at
 December 31, 2006; aggregate liquidation
 preference of $19,947 at December 31,
 2006; no shares authorized, issued or
 outstanding at September 30, 2007                    -        14,265
Series C convertible preferred stock,
 $0.001 par value; 5,404,043 shares
 authorized, issued and outstanding at
 December 31, 2006; aggregate liquidation
 preference of $26,050 at December 31,
 2006; no shares authorized, issued or
 outstanding at September 30, 2007                    -        18,270
Series D convertible preferred stock,
 $0.001 par value; 3,264,449 shares
 authorized, issued and outstanding at
 December 31, 2006; aggregate liquidation
 preference of $29,847 at December 31,
 2006; no shares authorized, issued or
 outstanding at September 30, 2007                    -        23,879
                                            ------------  ------------
Total convertible preferred stock                     -        66,747
Stockholders' equity (deficit):
   Preferred stock, $0.001 par value;
    20,000,000 shares authorized; no shares
    issued and outstanding at September 30,
    2007 and December 31, 2006                        -             -
   Common stock, $0.001 par value;
    240,000,000 shares authorized;
    24,464,116 and 3,491,764 shares issued
    and outstanding at September 30, 2007
    and December 31, 2006, respectively              24             3
Additional paid-in capital                      152,733             -
Accumulated deficit                             (45,331)      (38,902)
                                            ------------  ------------
Total stockholders' equity (deficit)            107,426       (38,899)
                                            ------------  ------------
Total liabilities, convertible preferred
 stock and stockholders' equity (deficit)   $   129,203   $    49,952
                                            ============  ============


                           Sourcefire, Inc.
          Consolidated Statements of Cash Flows (Unaudited)
                        (amounts in thousands)

                                        Nine Months Ended September 30
                                        ------------------------------
                                             2007            2006
Operating activities
Net loss                                $      (6,429)  $      (2,916)
Adjustments to reconcile net loss to
 net cash (used in) provided by
 operating activities:
   Depreciation and amortization                1,202             934
   Provision for doubtful accounts                 (1)              -
   Amortization of unearned
    compensation                                    -              15
   Stock-based compensation                     1,911             267
   Amortization of (premium) discount
    on held-to-maturity investments              (933)              5
   Write-off of acquired in-process
    research and development costs              2,947               -
   Changes in operating assets and
    liabilities:
      Accounts receivable                       2,588           2,430
      Inventory                                (1,065)           (659)
      Prepaid expenses and other assets        (1,871)           (360)
      Accounts payable                         (1,145)           (104)
      Accrued expenses                             54           1,657
      Deferred revenue                          1,773             664
      Other current liabilities                   303             (21)
                                        --------------  --------------
Net cash (used in) provided by
 operating activities                            (666)          1,912

Investing activities
Purchase of property and equipment             (2,494)           (815)
Purchase of held-to-maturity
 investments                                  (95,895)         (1,401)
Proceeds from maturities of held-to-
 maturity investments                          34,000           2,000
Cash paid for acquisition of ClamAV,
 including direct acquisition cost of
 $81                                           (3,581)              -
Cash held in escrow related to
 acquisition of ClamAV                         (1,000)              -
                                        --------------  --------------
Net cash used in investing activities         (68,970)           (216)

Financing activities
Borrowings of long-term debt                      113             383
Repayments of long-term debt                   (1,424)           (403)
Proceeds from issuance of Series D
 Redeemable Convertible Preferred
 Stock, net of offering costs                       -          22,921
Proceeds from issuance of common stock,
 net of underwriters' discount of
 $6,495                                        86,288               -
Proceeds from exercise of stock options           214             142
Payment of equity offering costs               (1,367)           (708)
                                        --------------  --------------
Net cash provided by financing
 activities                                    83,824          22,335
                                        --------------  --------------
Net increase in cash and cash
 equivalents                                   14,188          24,031
Cash and cash equivalents at beginning
 of period                                     13,029           1,106
                                        --------------  --------------
Cash and cash equivalents at end of
 period                                 $      27,217   $      25,137
                                        ==============  ==============


                           Sourcefire, Inc.
       Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
    (amounts in thousands, except share and per share information)

                      Three Months Ended         Nine Months Ended
                         September 30              September 30
                   ------------------------- -------------------------
                       2007         2006         2007         2006
Reconciliation to
 adjusted net
 income (loss):
   Net income
    (loss)              (2,844)         205       (6,429)      (2,916)
   Stock-based
    compensation
    expense                719          142        1,911          282
   In-process
    research and
    development          2,947            -        2,947            -
   Amortization of
    acquired
    intangibles             10            -           10            -
                   ------------ ------------ ------------ ------------
   Adjusted net
    income (loss)  $       832  $       347  $    (1,561) $    (2,634)
                   ============ ============ ============ ============

   Adjusted net
    income (loss)
    per share -
    basic          $      0.03  $      0.10  $     (0.08) $     (0.78)
   Weighted
    average number
    of shares -
    basic           24,218,634    3,392,526   19,027,750    3,360,099


     CONTACT: Sourcefire, Inc.
              Investor Contact:
              Tania Almond
              Investor Relations Officer
              410-423-1919
              tania.almond@sourcefire.com
              or
              Media Contact:
              Welz & Weisel Communications
              Tony Welz
              Principal
              703-218-3555 x226
              tony@w2comm.com